Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

to Tender Shares of Common Stock

of

Deciphera Pharmaceuticals, Inc.

at

$25.60 net per share in cash, pursuant to the Offer to Purchase, dated May 13, 2024,

by

Topaz Merger Sub, Inc.

a wholly-owned subsidiary of

Ono Pharmaceutical Co., Ltd.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER

11:59 P.M., NEW YORK CITY TIME, ON JUNE 10, 2024, UNLESS THE OFFER IS

EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.01 per share (the “Shares”), of Deciphera Pharmaceuticals, Inc., a Delaware corporation (“Deciphera”) and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered via email or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail: Computershare Trust Company, N.A. Voluntary Offers P.O. Box 43011 Providence, RI 02940-3011	By Overnight Mail: Computershare Trust Company, N.A Voluntary Offers 150 Royall Street, Suite V Canton, MA 02021

Via Email:

(For Eligible Institutions Only)

canoticeofguarantee@computershare.com

Please Note: Only brokers can deliver this Notice of Guarantee via email

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR EMAIL OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to TOPAZ MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of ONO PHARMACEUTICAL CO., LTD., a Japanese company (kabushiki kaisha), upon the terms and subject to the conditions described in the Offer to Purchase, dated May 13, 2024 (together with any amendments or supplements thereto, the “Offer to Purchase”), and in the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”), receipt of which is hereby acknowledged, shares of common stock, par value $0.01 per share (the “Shares”), of Deciphera Pharmaceuticals, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No(s)

(if available)

☐	Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)

Address(es):
(Zip Code)

Area Code and Telephone No.:
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4)”, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of (x) the certificates for all such tendered Shares or (y) a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within one New York Stock Exchange trading day of the date hereof. Participants tendering their Shares should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:
(Authorized Signature)

Name:
(Please type or print)

Title:

Date:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.